[LETTERHEAD OF ARTHUR ANDERSEN, HONG KONG]

July 15, 1998

The Directors
Euro Tech Holdings Company Limited
18/F Gee Chang Hong Centre
65 Wong Chuk Hang Road
Hong Kong

Dear Sirs,

As independent public accountants, we hereby consent to the use of our report dated March 20, 1998 included in Form 20-F and to all references to our Firm included in Form 20-F.

Very truly yours,


/s/ Arthur Andersen & Co.